Exhibit 10.1

August 8, 2007

Beijing Oriental Plaza Co., Ltd.

and

Beijing Lionbridge Global Solutions Technologies, Inc

TENANCY AGREEMENT

in respect of

Unit(s)[ 1,2,3,4,5,6,12 ]on Level [ 3 ], Office Tower [ W1 ],

The Towers, Oriental Plaza,

No.1 East Chang An Avenue,

Dong Cheng District, Beijing, 100738, China

THIS TENANCY AGREEMENT made this Eighth day of August Two Thousand and Seven

BETWEEN the party named and described as the Landlord in Part 1 of the Schedule hereto (“Landlord” which expression shall where the context admits include its successors and assignees) of the one part and the party named and described as Tenant in Part 1 of the Schedule hereto (“Tenant”) of the other part.

WHEREBY IT IS AGREED as follows:

1. The Landlord shall let and the Tenant shall take All Those premises (“Premises”) which form part of the building (“Building”) set out in Part 2 of the Schedule hereto of the development known as ORIENTAL PLAZA (“Development”) situate at No.1 East Chang An Avenue, Dong Cheng District, Beijing, the People’s Republic of China Together with all those fixtures fittings furniture or any other articles or things provided by the Landlord as set out in the Appendix Four hereto (if any) (“Fixtures and Fittings”) for the term defined in Part 3 of the Schedule hereto (“Term”) YIELDING AND PAYING therefor throughout the Term the rent (“Rent”) and management fees (“Management Fees”) as are set out in Part 4 of the Schedule hereto and subject to the terms and conditions hereinafter contained.

2. The Schedule hereto together with the Standard Conditions of the Tenancy Agreement (“Standard Conditions”) set out in Appendix One hereto as varied and/or modified by the Special Conditions (“Special Conditions”) specified in Appendix Two hereto and other Appendices expressly annexed hereto shall form part of this Tenancy Agreement and shall be incorporated into this Tenancy Agreement.

SCHEDULE ABOVE REFERRED TO

This Schedule sets out the details and particulars of this Tenancy Agreement and unless the context otherwise requires the terms specified in this Schedule shall have the meanings therein ascribed to them.

Part 1 – the Parties

Landlord:	Beijing Oriental Plaza Co., Ltd

Address:	No.1, East Chang An Avenue, Dong Cheng District, Beijing, the People’s Republic of China (P.C. No.:100738)

Tenant:	Beijing Lionbridge Global Solutions Technologies, Inc
Address:	Room 909, Tower C1, Oriental Plaza
1 East Chang An Ave, Dong Cheng District
Beijing, P. R. China 100738
Part 2 – the Premises
Premises:	Unit(s) [1,2,3,4,5,6,12] on Level [3] of the Building (as shown for identification purposes only colored Red on the plan(s) annexed hereto as Appendix Three)

Building:	Office Tower [ W1 ] of the Towers at Oriental Plaza

Gross Floor Area:	Approx. [1,846] square metres (the gross floor area is for reference only and it includes the usable space of the Premises and a pro-rata share of the enclosing structural elements and the mechanical and electrical installation areas and common facilities for the day-to-day operation of the Building)
Part 3 – the Term
Term:	[ 3 ] years (Inclusive of the Commencement Date and Expiry Date)

Commencement Date:	[2007/11/1]
Expiry Date:	[2010/11/30]

Part 4 – the Rent and the Management Fees

Rent:	Renminbi [¥221,520.00] [$29,615.00]per calendar month and payable according to the terms hereof

Management Fees:	Renminbi [¥61,841.00] [$8,268.00]per calendar month and payable according to the terms hereof

Part 5 – the Deposit and Advance Payment

Deposit:	An amount in Renminbi [¥850,083.00] [$113,647.00]by way of cash security

Advance Payment:	Renminbi [¥283,361.00] [$37,882.00] payable for the Rent and Management Fees from [2007/11/1] to [2007/11/30]

Landlord:	Beijing Oriental Plaza Co., Ltd. (company chop)
Legal Representative:	Kam Hing Lam

(signature)
Office Address:	Level 12, Tower C2, The Towers, Oriental Plaza,
No.1 East Chang An Avenue, Dongcheng District, Beijing
Telephone:	8518 8888
Fax:	8518 6021
Postal Code:	100738

Tenant:	Beijing Lionbridge Global Solutions Technologies, Inc. (company chop)
Legal Representative:	Kong Yan

(signature)
Office Address:	Room 909, Tower C1, The Towers, Oriental Plaza
No.1, East Chang An Ave., Dong Cheng District
Beijing, P.R. China

Telephone:	+86-10-85186161

Fax:	+86-10-85186933
Postal Code:	100738

Appendices
1.	Appendix One:	Standard Conditions
2.	Appendix Two:	Special Conditions
3.	Appendix Three:	Coloured Floor Plan(s)
4.	Appendix Four:	Fixtures and Fittings

APPENDIX ONE ABOVE REFERRED TO – STANDARD CONDITIONS

Clause 1 – Rent and Management Fees etc.

The Tenant to the intent that obligations hereunder shall continue throughout the Term hereby undertakes and agrees with the Landlord as follows:

1.1 (Rent and Management Fees) To pay the Rent the Management Fees and the handling charge of the cheques remittance or bank transfer on the first working day of each and every calendar month and in the manner provided in the Schedule hereto in advance clear of all deduction, set-off or withholding by way of cheques of immediate value drawn in favour of “Beijing Oriental Plaza Co., Ltd.” or “ ” or by remittance or bank transfer to the bank account designated by the Landlord in writing from time to time. The first and last payments shall be made proportionately (if applicable) according to the number of days included in the first and last months of the Term. The Management Fees shall include without limitation all contributions towards the cost of the Landlord and/or its property manager of the Building (“the Property Manager”) for and in providing central air-conditioning and heating, maintaining environmental hygiene of the Building including garbage disposal (excluding business or trade wastes of the Tenant), installing and maintaining common facilities, providing water, electricity and communication services for use in the common areas, public liability insurance, fire insurance and such other insurance necessary against risks for managing the common areas of the Building, remuneration and other benefits for security guards and other property management personnel (including consultation fees payable to professionals where necessary) and administration cost (including the remuneration of the Property Manager) and any other building services provided by the Landlord and/or the Property Manager. The Landlord shall be entitled to prepare or revise the budget for the Management Fees periodically and any readjustment of the Management Fees, if any, shall be notified in writing to the Tenant and shall take effect from the date specified in such notice.

1.2 (Advance Payment) Upon signing this Tenancy Agreement, the Tenant shall pay to the Landlord the sum set out in Part 5 of the Schedule hereto (“Advance Payment”) which is equivalent to the aggregate of (i) one (1) month’s Rent and Management Fees as advance payment thereof; and (ii) if the date on which the Rent is payable is not the first day of the Calendar month, the prorated monthly Rent and Management Fees according to the number of days included in the month of the Term for which the Rent and the Management are first payable respectively under this Tenancy Agreement.

1.3 (Occupation Taxes) To pay and discharge all taxes charges impositions and other outgoings of an annual or recurring nature now or hereafter to be imposed and charged by all lawful authorities upon the Premises or upon the tenant or occupier thereof under the relevant laws and regulations and to produce to the Landlord such receipts or other evidence of any of the payments aforesaid as the Landlord may from time to time reasonably require.

1.4 (Charges) To discharge all outgoings or charges for telephone services, internet, telecommunication services, electricity and other services consumed in the Premises and all necessary connection fees and deposits (if any) for such services.

Clause 2 – Tenant’s Obligations

The Tenant to the intent that obligations hereunder shall continue throughout the Term hereby undertakes and agrees with the Landlord as follows:

2.1 (Compliance with regulations by-laws rules) To observe and comply with and to indemnify the Landlord against the breach of any legislation law regulation by-law rule and requirement of any government or other competent authorities relating to the use and occupation of the Premises or to any other act deed or thing done suffered or omitted therein or thereon by the Tenant or any employee agent contractor invitee customer or visitor of the Tenant and without prejudice to the foregoing to obtain such licence approval or permit required by any government or other competent authorities in connection with the Tenant’s use or occupation of the Premises prior to the commencement of the Tenant’s business and to maintain the same in force and to notify the Landlord forthwith in writing of any notice received from any government or public authority concerning or in respect of the Premises or any obligation under this Clause.

2.2 (Obligation to take possession of property etc.) To take possession of the Premises upon the Commencement Date by following all steps and procedures required by the Landlord, failing which possession shall be deemed to have been taken and the Term shall be deemed to have commenced on the Commencement Date without prejudice to other rights and remedies of the Landlord provided herein.

2.3 (Internal Fitting-out Works) To fit out the Premises at the Tenant’s own cost and expenses in accordance with such plans

4

and specifications as shall have been first approved in writing by the Landlord (such approval not to be unreasonably withheld), in a good and proper workmanlike manner and in all respects in a style and manner appropriate to a first class office building and upon payment of the fitting-out deposit reserved in the Regulations and so to maintain the same throughout the Term in good repair and condition. Delays in any event in the submission or resubmission of fitting-out plans and specifications shall not affect the commencement of the Term and the payment of the Rent the Management Fees and other amounts payable by the Tenant in accordance with the provisions hereof. The Tenant shall not cause suffer or permit any variation to the approved fitting-out plans and specifications or to the interior design or layout of the Premises without the prior approval in writing of the Landlord (such approval not to be unreasonably withheld) and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord all special deposit(s) reserved in the Regulations hereinafter described. For the avoidance of doubt, it is hereby expressly agreed that:

(i)	the Landlord approving the Tenant’s fitting-out plans and specifications as above shall not exonerate the Tenant from its obligation to seek at its own costs the appropriate approval(s) from all relevant competent government authorities in Beijing to the fitting-out plans and specifications that the Landlord has approved before commencing the fitting-out works; and

(ii)	the Landlord shall not be responsible for any consequence resulting from the Tenant’s non-compliance with any requirement stipulated and/or imposed by the said relevant competent government authorities in Beijing.

2.4 (Repair obligations) To keep all the interior non-structural parts of the Premises including flooring and interior plaster or other finishes or rendering to walls floors and ceilings the Landlord’s fixtures and fittings therein and all additions thereto including but not limited to all doors windows electrical installations wiring ducting and piping therein in good clean tenantable and proper repair and condition and properly preserved and painted.

2.5 (Injury and damage to property, indemnity and insurance) During the term of this Agreement, the Tenant shall be responsible for, and shall indemnify the aggrieved party who suffered directly in, any damages of the Premises or part of it caused by fire, explosion, water damage or smoke emission occurs at the Premises, or from any behaviour, failure in performing duty or negligence by the Tenant or its employee, agent, contractor, authorized person, invitee, customer or visitor, whereby the Tenant shall also be legally liable to indemnify the Landlord for any claims however caused or taken out by any person (including a third party) arising from the above incidents.

The Tenant is required to effect insurance cover with a reputable insurance company on public liability which include, but not limited to, damages of the Premises or part of it caused by fire, explosion, water damage or smoke emission occurs at the Premises, or any personal injury or death and/on property loss or damage caused by any behaviour, failure in performing duty or negligence of the Tenant or its employee, agent, contractor, authorized person, invitee, customer or visitor, with an insured amount not less than Renminbi 8,000,000.00 yuan (in each claim) or an insured amount which may be reasonably stipulated by the Landlord from time to time and the insurance policy shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled, modified or restricted, or the insured amount be reduced or the exemption amount be increased unless the Landlord’s prior written consent is obtained. The insurance policy taken out by the Tenant shall include but not limited to the following clauses:

1.	fire, explosion, smoke emission and water damage liability;

2.	cross liability;

3.	contractual obligation;

4.	Tenant obligation;

5.	personal injuries and renunciation of subrogation rights; and

6.	clauses relating to the Premises’ modification, expansion, repairs and maintenance.

The Tenant shall, prior to the date of occupation of the Premises, provide to the Landlord a copy of the cover note of such policy and the receipt for the paid premium or a letter of confirmation from the insurer, so as to prove that it has already taken out adequate insurance cover pursuant to the above requirements. The Tenant shall also within two months from the date of occupation of the Premises provide to the Landlord a copy of the above insurance policy for records. In the event that the above policy expires during the term of the lease of the Premises, the Tenant shall complete renewal of the insurance policy duly and shall within one month from the expiry date of the previous insurance policy provide to the Landlord copy of the renewed policy together with copy of the paid premium or a letter of confirmation from the insurer for records.

2.6 (Replacement of windows or curtain wall) To reimburse to the Landlord the cost of replacing all broken and damaged windows and glass or curtain wall if the same be broken or damaged by the act or neglect of the Tenant its employees agents contractors invitees customers or visitors.

2.7 (Entry by Landlord) To permit the Landlord and all persons authorized by it at all reasonable times upon notice to enter and view the state of repair of the Premises to take inventories of the fixtures therein and to carry out any works repairs or maintenance to the Premises and/or the Building provided that in the event of an emergency the Landlord its employees or agents may enter without notice and forcibly if need be and for this purpose, the Tenant shall inform the Landlord as to the presence and nature of any security system of the Tenant installed in the Premises.

2.8 (Notice of repair) On receipt of any notice from the Landlord or its authorised representative specifying any repairs which are required to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same without delay. Failure by the Tenant so to do will entitle the Landlord or its employees or agents to enter upon the Premises and forcibly if need be to carry out any such works or repairs at the expense of the Tenant.

2.9 (Inform Landlord of damage) To give notice in writing to the Landlord of any injury to person occurred in and any damage that may be suffered to the Premises and of any accident to or defects in the water pipes electrical wiring or fittings fixtures or other facilities provided by the Landlord.

2.10 (Directory boards) To pay the Landlord immediately upon demand the cost of affixing repairing altering or replacing as necessary the Tenant’s name in lettering to the directory boards provided by the Landlord.

2.11 (Viewing Advertising and Reletting) To permit at all reasonable times upon prior notice during the three calendar months immediately preceding the expiration of the Term prospective tenants or occupiers to inspect the Premises and every part thereof.

2.12 (Regulations) To observe and perform and not to contravene any of the provisions contained in the Regulations as may from time to time be adopted by the Landlord pursuant to Clause 9.1 hereof.

2.13 (Deeming acts and defaults) To be responsible to the Landlord for any breach non-observance non-performance of the terms conditions agreements or stipulations by and the acts neglects omissions and defaults of all employees agents contractors invitees customers or visitors of the Tenant as if they were the breach non-observance non-performance of the terms conditions agreements or stipulations by and the acts neglects omissions and defaults of the Tenant itself.

2.14 (Delivery of Premises and handover) Upon expiry or termination of this Tenancy Agreement, the Tenant shall in accordance with this clause reinstate the Premises to the condition as a bare shell to the Landlord as per the standard when the Landlord delivered the Premises to the Tenant for usage, including but without limitation, reinstating the ceiling opening sprinkler system, smoke detectors, removing and returning fan coils, air conditioning thermostat, lamp plate, outgoing vent, incoming vent, ceiling and accessory (shall check out the quantity at the scene in accordance with the standard mechanical and electrical installation list for the area, all the shortfall shall be supplemented or compensated by the Tenant for the damages, tear and wear of the materials) and shall deliver the Premises to the Tenant together with all the fixtures, installation and additional facilities. The returned Premises together with all fixtures, fittings and ceiling accessory materials therein and thereto shall be in a complete, good, clean, tenantable and properly repaired condition. The Tenant shall not be entitled to claim any compensation or damages from the Landlord in respect of any fixtures fittings or additions made by the Tenant in the Premises. Should the Landlord make such request, the Tenant shall handle such removal of its personal belongings, fixtures, fittings and additions and be responsible for such removal and transportation costs upon the expiry of this Tenancy Agreement or its earlier termination. As such, should there be any damages caused to the Premises and fixtures, fittings and additions which ought to be returned to the Landlord during the course of such removal, the Tenant shall make such remedy to the Landlord’s satisfaction in a proper and sophisticated manner. Should the Tenant be unable to fulfill the aforesaid duty in accordance with the Landlord’s requirement, the Tenant agrees to pay a sum of RMB 800.00 per square meter as removal and transportation costs irrespective of whether the Landlord handles such work itself or hires contractor to perform the same instead. The Tenant shall surrender to the Landlord all keys giving access to all parts of the Premises and permit the Landlord to remove at the Tenant’s expenses all letters and characters relevant to the Tenant from the directory boards and from all the doors, walls or windows of the Premises and to make good any damage caused by such removal. If the Tenant fails to reinstate the Premise (except for the case where both parties agree that the internal fittings, decoration or accessories shall be retained) and to deliver up vacant possession of the Premises on the expiry or earlier termination date of this tenancy according to the stipulations in this Clause, the Tenant shall pay to the Landlord a late delivery compensation (which is equivalent to twice the amount of the daily Rent and Management Fee of the Premises) for each day of the period of delay in delivering possession of the Premises to the Landlord. Further, if there are articles fixtures or fittings remained or abandoned in or at the Premises upon the expiry or earlier termination of this tenancy, the Tenant hereby agrees to disclaim the ownership of such articles and agrees that the Landlord can freely dispose of the same including but not limited to disposal, realization or similar manners. Gains accrued there from shall belong to the landlord (if any) and costs shall be born by the Tenant (if any) and the Landlord shall not be accountable to the Tenant or any other persons for any loss or damage in respect of such disposal or any other treatment thereof.

2.15 (Repair of electrical installations piping and ducting) To repair and replace any electrical installation wiring ducting or piping installed by the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utilities company and the Tenant shall use the Landlord’s nominated contractor for the electric power project of fire-service (including thermometric sensor and smoke detection system) and the wiring (from the meter room to the Tenant’s main switch) works. The Tenant shall permit the Landlord or its agents to test the fire-service, air-conditioning and wiring ducting or piping installed by the Tenant in the Premises at any reasonable time upon request being made.

2.16 (Cleaning and cleaning contractors) To keep the Premises including where the Tenant occupies the entire floor(s) the lift lobbies on the floor(s) of the Building occupied by the Tenant at all times in a clean and sanitary state and condition.

2.17 (Cleaning of drains) To pay to the Landlord on demand all costs incurred by the Landlord in clearing repairing or replacing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent contractor invitee guest or visitor of the Tenant and to indemnify the Landlord against any cost claim or damage caused thereby or arising therefrom.

2.18 (Protection from bad weather) To take all reasonable precautions to protect the Premises against damage by storm heavy rainfall heavy snowfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

2.19 (Outside windows and doors) To keep all outside windows and doors closed and in the event of a breach of this Clause the Landlord shall have the right to send a representative to close any open door or doors or window or windows should the Tenant fail to forthwith comply with the Landlord’s request to close the same.

2.20 (Service entrances and lifts) To load and unload goods only at such times and through such service entrances and by such service lifts as shall be designated by the Landlord for this purpose from time to time.

2.21 (Refuse and garbage removal) To be responsible for the removal of garbage and refuse from the Premises and to dispose of such garbage and refuse only in those areas in the Building as shall be designated by the Landlord from time to time.

2.22 (Conducting of business) To conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building as a first class office building.

2.23 (Indemnity against breach) To keep the Landlord fully indemnified from and against all actions claims losses damages expenses and legal costs which the Landlord may suffer or incur as a result of or arising from any of the Tenant’s breach non-observance or non-performance of any term condition agreement or stipulation contained in this Tenancy Agreement or out of any works carried out by the Tenant at any time during the Term to the Premises or out of anything affixed and/or installed by the Tenant now or during the Term attached to or projecting from the Premises or arising from any act neglect or default of the Tenant.

Clause 3 – Landlord’s Obligations

The Landlord agrees with the Tenant as follows:

3.1 (Quiet enjoyment) Subject to the Tenant paying the Rent, the Management Fees and other amounts hereby agreed to be paid at the time and in the manner herein provided for payment of the same and observing and performing the terms conditions agreements and stipulations contained in this Tenancy Agreement and to be observed and performed by the Tenant to permit the Tenant to peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through the Landlord provided that the Tenant acknowledges that the Landlord or the Property Manager shall have the right to carry out renovation alteration and/or repair works within, outside and/or above the Building and that fitting-out works may be carried out by the Landlord and/or other tenants of the Building.

3.2 (Roof and main structure) To keep the main structural parts of the Building in a proper state of repair.

3.3 (Decoration) To carry out all necessary decoration to the common areas of the Building as and when the Landlord shall decide the same is necessary.

3.4 (Cleaning) To keep the common areas and toilets and other parts of the Building for common use clean and in proper condition.

3.5 (Common Facilities) To maintain any lifts escalators fire and security services equipment air-conditioning plant and other common service facilities of the Building in proper working order.

3.6 (Directory boards) To supply standard directory boards in the Building lobby and on the relevant floor and to allot space thereon for the Tenant’s name to be affixed thereon in such uniform lettering or characters as shall be designated by the Landlord.

3.7 (Air-conditioning) To provide air-conditioning services to the Premises daily from Monday to Friday from 7:30 a.m. until 8:00 p.m. (other than the public holidays) or within such hours as shall from time to time be specified by the Landlord. No air-conditioning services will be provided on Saturday, Sunday and public holidays. If the Tenant shall require air-conditioning services outside the hours specified by the Landlord as aforesaid the Landlord may provide the same to the Tenant on receiving reasonable prior notice of the Tenant’s requirement. The charges for such additional air-conditioning shall be determined by the Landlord and notified to the Tenant from time to time and the Tenant shall forthwith pay the charges thereof on receipt of the demand note therefor.

Clause 4 – Restrictions and Prohibitions

The Tenant hereby agrees with the Landlord as follows:

4.1 (Installation and alteration) Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) to erect install or alter any fixtures partitioning or other erection or installation in the Premises or any part thereof or to make or permit or suffer to be made any installations in or additions to the electrical wiring piping ducting and any other installations or to install or permit or suffer to be installed any equipment apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical wiring piping or ducting or which consumes electricity not metered through the Tenant’s separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary and that in carrying out any approved work hereunder the Tenant and its employees agents contractors and workmen shall cooperate fully with the Landlord and all the employees agents contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant its employees agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord or its representative in connection with the carrying out of such work.

4.2 (Criteria for commencing business) Not to use occupy the Premises to commence business or operation (whether temporarily or otherwise), the Landlord may at its discretion refuse to provide the necessary facilities and services to the Premises including the electricity and air-conditioning unless and until the Tenant (i) has obtained all necessary unconditional completion/approval certificate(s) duly issued by the competent authorities in respect of all works and installation to the Premises which shall be legally required for commencing business or operation at or in the Premises; and (ii) has deposited with the Landlord at all times during the Term copies of the relevant valid completion/approval certificate(s) therefor; failing which the Landlord may at its discretion refuse to provide the necessary facilities and services to the Premises including the electricity supply and air-conditioning facility.

4.3 (Signs) Not to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard sign decoration advertising matter or other device whether illuminated or not which may be visible from outside the Premises and the Landlord shall have the right to remove the same at the cost and expense of the Tenant Provided that:

(i)	the Tenant shall be entitled to have its name displayed in English and Chinese in uniform lettering and/or characters designated by the Landlord on the directory boards, such lettering and characters and any additions or alterations thereto will be placed thereon by the Landlord at the Tenant’s expense; and

(ii)	the Tenant shall be entitled at its own expense to have its name affixed in lettering and/or characters of dimensions approved by the Landlord on the Tenant’s main entrance door.

Save as provided in (i) and (ii) above, the Tenant shall not do or permit or suffer any act which may alter or otherwise adversely affect the appearance of the Premises or the Building.

4.4 (User) Not to use or permit or suffer the Premises to be used for any purpose other than as an office under the name of the Tenant only.

4.5 (Illegal or immoral use) Not to use or permit or suffer the Premises to be used for any illegal immoral or improper purpose.

4.6 (No touting) Not to permit any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within or near the vicinity of the Building by any of the Tenant’s employees or agents.

4.7 (Auction and Exhibition) Not to hold or permit or suffer to be held in the Premises any exhibition auction or similar sale of things or properties of any kind.

4.8 (Sleeping or domestic use) Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters.

4.9 (Manufacture or storage of goods) Not to use or permit or suffer the Premises to be used for the production manufacture or working of goods or merchandise nor for the storage of goods and merchandise other than samples and exhibits in small quantities reasonably required in connection with the Tenant’s business carried on therein.

4.10 (Combustible or dangerous goods) Not to keep or store or permit or suffer to be kept or stored in the Premises any arms ammunition gun-powder salt-petre kerosene or other explosive or combustible substance or hazardous or unlawful goods and not at any time during the Term to allow the Premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any laws for the time being in force in the People’s Republic of China.

4.11 (Obstruction to Passages) Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other articles or obstruction of any kind or nature any of the entrances exits staircases landing passages escalators lift lobbies or other parts of the Building in common use and the Landlord shall if it thinks fit be entitled without notice and at the Tenant’s expense to remove and dispose of any such boxes packaging rubbish or other articles or obstruction as it sees fit without incurring any liability therefor.

4.12 (Articles in common area) Not to lay install affix or attach any wiring cables or other articles or things at in or upon any of the entrances exits staircases landings passages lobbies or other parts of the Building in common use without having obtained the Landlord’s prior written consent.

4.13 (Sub-letting assigning) Not to assign underlet or otherwise part with the possession of or transfer the Premises or any part thereof or any interests therein nor permit or suffer any arrangement or transaction whereby any person who is not a party to the Tenancy Agreement obtains the use possession occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is give therefor. For the avoidance of doubts, it is expressly agreed by the Tenant that this Tenancy Agreement shall be personal to the Tenant.

4.14 (Breach of insurance policy) Not to do or permit or suffer to be done any act deed matter or thing whatsoever whereby the insurance policies on the Building and/or the Premises against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may become void or voidable or whereby the rate of premium or premiums thereon may be increased Provided that if as the result of any act deed matter or thing done permitted or suffered to be done by the Tenant the rate of premium on any such policy of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase. Furthermore, the Tenant shall provide relevant documentary evidence or assistance to the insurance company upon its request.

4.15 (Air-conditioning) Not to install air-conditioning facilities in addition to such facilities as are provided by the Landlord.

4.16 (Parking) Not to park in obstruct or otherwise use nor permit any employee agent customer invitee or visitor of the Tenant to park in obstruct or otherwise use those areas of the Building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the Regulations made by the Landlord pursuant to Clause 9 hereof.

4.17 (Use of building name) Not without the prior written consent of the Landlord to use or permit to be used the name/logo or any part of the name/logo of the Landlord or of the Building or any picture representation or likeness of the whole or any part of such name/logo or of the Building or of the Premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant only.

4.18 (Damages to walls and ceiling etc.) Not without the prior written consent of the Landlord to cut maim injure drill nail or screw into mark or deface or permit or suffer to be cut maimed injured drilled into marked or defaced any doors windows walls beams structural members or any part of the fabric of the Premises or any of the plumbing or sanitary or air-conditioning apparatus or installations therein, nor without such consent of the Landlord to do any other thing which may damage or penetrate the existing floor screed or slab.

4.19 (Damage to common areas) Not to damage injure or deface any part of the common areas of the Building including without limitation the fabric decorative features the stairs lifts escalators any trees plants or shrubs therein or thereabout.

4.20 (Nuisance or annoyance) Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the Building.

4.21 (Noise) Not to cause produce or permit or suffer to be produced at any time in the Premises any disturbing or irritating noise or any music sound or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) which may be audible outside the Premises.

4.22 (Toilet facilities) Not to use or permit or suffer to be used the toilet facilities provided by the Landlord in the Premises or in the common areas of the Building for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any substance or object incompatible with their intended use and the Tenant shall pay to the Landlord on demand the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

4.23 (Animals pets and infestation) Not to keep or permit or suffer to be kept any animals or pets inside the Premises and at the Tenant’s expense to take all such steps and precautions as shall be required by the Landlord to prevent the Premises or any part thereof from becoming infested by pests or vermin.

4.24 (Preparation of food and prevention of odours) Not to cook or prepare or permit or suffer to be cooked or prepared any food in the Premises or to cause or permit any offensive or unusual odours to be produced upon or emanated from the Premises.

4.25 (Aerials) Not to erect any aerial on the roof or walls of the Building or on the ceiling or walls of the Premises and not to interfere with remove dismantle or alter those common aerials (if any) provided by the Landlord.

Clause 5 – Exclusions

Unless caused through the gross negligence of the Landlord its employees or agents, the Landlord shall not be liable to the Tenant occupier or any other person whomsoever:

5.1 (Lift escalators air-conditioning etc.) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any defect in or breakdown of any of the lifts escalators fire and security services equipment air-conditioning plant telecommunication services or any other facilities of and in the Premises or the Building; or

5.2 (Electricity/water supply) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any failure malfunction explosion or suspension of the electricity or water supply to the Building or the Premises; or

5.3 (Fire and overflow of water and vermin) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to fire or the escape of fumes smoke odours or any substance or thing or the overflow or leakage of water from anywhere within the Building or the influx of rain water or storm water into the Building or the Premises or the activity of rats or other vermin in the Building; or

5.4 (Security) For the security or safekeeping of the Premises or any persons or contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord or the Property Manager of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord or the Property Manager as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant; or

5.5 (Non-enforcement of the Regulations) In respect of any injury loss damage or death however caused by or arising from any non-enforcement of the Regulations under Clause 9 or non-observance thereof by any party; or

Nor shall the Rent or the Management Fees payable by the Tenant hereunder or any part thereof be abated or cease to be payable on account of any of the foregoing circumstances.

Clause 6 – Abatement of Rent

If the Premises or any part thereof shall be destroyed or so damaged by fire bad weather Act of God force majeure or other cause not attributable directly or indirectly to any act or default of the Tenant as to render the Premises unfit for use and occupation the Rent hereby agreed to be paid or a part thereof proportionate to the nature and extent of the damage sustained shall cease to be payable until the Premises shall have been restored or reinstated Provided Always that the Landlord shall be under no obligation to repair or reinstate the Premises if in its opinion it is not reasonably economical or practicable so to do and Provided Further that if the whole or substantially the whole of the Premises which have been destroyed or rendered unfit for use and occupation shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party hereto shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements terms and conditions herein contained or of the Landlord in respect of the Rent the Management Fees and other charges payable hereunder prior to the coming into effect of the cessation.

Clause 7 – Default

It is hereby further expressly agreed and declared as follows:

7.1 (Default) Entirely without prejudice to the provisions of Clause 8.1, if (i) the Rent, the Management Fees and/or other amounts payable by the Tenant under this Tenancy Agreement or any part thereof shall be unpaid for fourteen (14) days after the same shall have become payable (whether the Tenant has been demanded to pay or not); or (ii) any breach non-observance or non-performance by the Tenant of any of the terms agreements stipulations or conditions hereof; or (iii) any of the assets of the Tenant has been seized or distrained by the People’s Court or any competent authority; or (iv) the Tenant shall become bankrupt or being a corporation shall go into liquidation; or (v) any petition shall be filed for the bankruptcy or winding up of the Tenant; or (vi) the Tenant shall otherwise become insolvent or make any composition or arrangement with its creditors or shall suffer any execution to be levied on the Premises (each such case a “Default”), THEN the Landlord may EITHER disconnect all electricity, air-conditioning, water, telephone, internet, other utility services and/or supplies to the Premises provided that a three (3) days’ prior notice has been given to the Tenant of the Landlord’s intention to do so OR exercise all of the following rights (the “Remedial Rights”) if such Default(s) has/have not been remedied within seven (7) days after a written notice has been served by the Landlord to the Tenant:

(i)	to enter or re-enter on the Premises or any part thereof in the name of the whole;

(ii)	to terminate this Tenancy Agreement absolutely but without prejudice to any right of action of the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained;

(iii)	to forfeit the Deposit and other deposits paid by the Tenant without prejudice to the Landlord’s right of deduction in accordance with Clause 8 and claim for further compensation; and

(iv)	to do all lawful things and/or to take all lawful actions which the Landlord considers necessary or desirable to remedy the Default(s).

All relevant costs and expenses incurred by the Landlord in connection with the disconnection and the subsequent re-connection of the electricity air-conditioning, water, telephone, internet, other utility services and/or supplies to the Premises shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit paid by the Tenant in accordance with Clause 8 hereof.

7.2 (Exercise of right) A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry and determination of the Tenancy Agreement herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord. Upon dispatch of the written notice of re-entry, the Premises shall be deemed to have been repossessed by the Landlord and the Tenant shall be deemed evicted. Thereafter, the Landlord shall be entitled to dispose of the Premises and any items or chattels left on the Premises in such manner as it wishes and it shall not incur any liability to the Tenant therefor.

7.3 (Acceptance of Rent and Management Fees) Acceptance of the Rent and/or the Management Fees and/or other amounts by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

7.4 (Payment Order) The Rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. In such a case, the Landlord may apply for Payment Order issued by the People’s Court in accordance with the Article 189 of the “PRC Civil Procedure Law” and all costs and expenses thus incurred shall be borne by the Tenant.

7.5 (Overdue Delinquent Payment) Without prejudice to the Landlord’s other rights and remedies on such default, if the Rent, the Management Fees or any other charges payable by the Tenant under this Tenancy Agreement or any part thereof shall not be paid in the manner and at the time specified in Clause 1 hereof, then Overdue Delinquent Payment shall be payable by the Tenant at the rate of 0.1% of the due and unpaid amount per day calculated on daily basis from the due date up to the date of actual payment (both inclusive).

7.6 (Undertaking) Save and except in the event of force majeure during the agreed rental period, the Tenant shall under no circumstances terminate this Tenancy Agreement prematurely. If this Tenancy Agreement is terminated prematurely or cannot be performed due to causes of the Tenant, the Landlord shall not be required to return to the Tenant the Deposit already paid. Further, the Tenant shall also be required to pay all the rentals that should be payable during the un-performed term of the Tenancy Agreement. In case the loss to the Landlord caused by such termination exceeds the rentals that should be payable during the un-performed term of the Tenancy Agreement, the Tenant shall be liable to indemnify the Landlord for such exceeding loss. The Landlord shall have the right to offer the Premises to other tenants so as to minimize the loss that may arise from the Tenant’s breach of contract.

Clause 8 – Deposit

8.1 (The Deposit) The Tenant shall on the signing hereof deposit with the Landlord the Deposit in Renminbi specified in Part 5 of the Schedule to this Tenancy Agreement to secure the due observance and performance by the Tenant of the terms conditions agreements and stipulations contained in this Tenancy Agreement and to be observed and performed by the Tenant. The Deposit shall be retained by the Landlord throughout the Term free of any interest and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations or conditions aforesaid the Landlord shall be entitled, by exercising its Remedial Rights provided in this Tenancy Agreement, to terminate this Agreement, forfeit the Deposit and claim further compensation for the costs expenses loss or damage thus incurred. Notwithstanding the foregoing, the Landlord may in any such event at its option deduct immediately after the occurrence of the breach non-observance or non-performance of any agreement stipulation or condition of this Tenancy Agreement from the Deposit the amount of any monetary loss incurred by the Landlord in consequence of such breach non-observance or non-performance with or without prior notice to the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted within 7 days after receiving the written notice of the Landlord demanding the same and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to exercise all of its Remedial Rights.

8.2 (Repayment of the Deposit) Subject as aforesaid the Deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after (a) the expiration of this Tenancy Agreement and the delivery of vacant possession to the Landlord in accordance with Clause 2.14 above (b) the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed (c) the relevant telephone telecommunication and electricity authorities have cleared the Tenant’s telephone telecommunication and electricity accounts; whichever is the latest. The Deposit shall be refunded to the Tenant without interest in the same amount as it was paid to the Landlord, subject, however, to the Landlord’s right to make deduction, withholding or set off according to the terms of this Tenancy Agreement.

Clause 9 – Regulations

9.1 (Introduction of Regulations) The Landlord reserves the right from time to time and by notice in writing to the Tenant to make and introduce and subsequently amend adopt or abolish if necessary such rules and regulations (“Regulations”) as it may consider necessary for the control of use of parking spaces, fitting-out and the access operation management and maintenance of the Building and/or the Development as a first class development and for the compliance of the relevant laws regulations or requirements imposed by the competent authorities.

9.2 (Conflict) Such Regulations shall be supplementary to the terms and conditions contained in this Tenancy Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Tenancy Agreement, the terms and conditions of this Tenancy Agreement shall prevail.

Clause 10 – Interpretation and Miscellaneous

10.1 (Headings and indices) The headings and indices (if any) are intended for guidance only and do not form part of this Tenancy Agreement nor shall any of the provisions of this Tenancy Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

10.2 (Condonation not a waiver) No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or from time to time of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall it be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

10.3 (Landlord’s rights regarding common areas and common facilities) The Landlord reserves the right to remove cancel relocate or otherwise change or carry out any alteration or addition or other works to the common areas and common facilities of the Building and such other part or parts of the Building (other than the Premises) and to restrict the access or rights of way thereof from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever to the Tenant therefor.

10.4 (Service of notices) Any notice required to be served hereunder shall be in writing and shall be sufficiently served on the Tenant if addressed to the Tenant and sent by prepaid post to or delivered by hand at the Premises or the Tenant’s last known place of business or residence in Beijing China and shall be sufficiently served on the Landlord if addressed to the Landlord and sent by prepaid post to or delivered by hand at the address given in this Tenancy Agreement or any other address which the Landlord may notify to the Tenant from time to time.

10.5 (Exclusion of warranties) This Tenancy Agreement sets out the full agreement reached between the parties and supercedes all prior representations, agreements, covenants or warranties. No other representations or warranties have been made or given relating to the Landlord or the Tenant or the Building or the Premises and if any such representation or warranty has been made given or implied the same is hereby waived.

10.6 (Name of Building) The Landlord reserves the right to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name without compensation to the Tenant Provided that the Landlord shall give the Tenant and the postal and other relevant government authorities not less than three months notice of its intention so to do.

10.7 (Business License) Prior to signing this Tenancy Agreement, the Tenant shall produce to the Landlord for inspection the business license or registration certificate issued by the Government of the People’s Republic of China and the relevant Power of Attorney and in case where the Tenant is a corporation, the by-laws or the memorandum and articles of association of the Tenant and a certified copy of the board minutes of the Tenant authorizing the Tenant’s representative to execute this Tenancy Agreement. Without prejudice to the foregoing, the Tenant represents and warrants to the Landlord that it has all requisite power and authority to execute and deliver this Tenancy Agreement and to perform its obligations hereunder, and that the person signing this Tenancy Agreement on behalf of the Tenant has been duly authorized to do so by all necessary corporate or other action of the Tenant.

10.8 (Condition of Premises) The Premises shall be delivered to the Tenant on “as is” basis as of the date on which possession thereof shall be delivered to the Tenant by the Landlord. The Tenant shall accept the Premises so delivered as tenantable and in accordance with this Tenancy Agreement.

10.9 (Costs and Expenses) Unless the laws and regulations of the People’s Republic of China provide to the contrary in which event such contrary provisions shall apply, all expenses including stamp duty for and incidental to the creation of this Tenancy Agreement shall be borne equally by the Landlord and the Tenant. Each party shall bear its own legal costs, if any.

10.10 (Governing Law and Jurisdiction) This Tenancy Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China. Should any dispute arise under this Tenancy Agreement and resolution thereof cannot be reached through consultation between the Landlord and the Tenant, then either party may submit the dispute to a competent People’s Court in Beijing Municipality.

10.11 (Execution and Language) This Tenancy Agreement shall be executed in Chinese version. The English translation of this Tenancy Agreement, if so provided by the Landlord, is for the Tenant’s reference only. The Landlord does not warrant or represent that the contents of the English translation and the meaning conveyed by its wordings are the same as the Chinese version. In case of conflict and inconsistency, the Chinese version shall prevail.

APPENDIX TWO ABOVE REFERRED TO – SPECIAL CONDITIONS

Unless otherwise expressly agreed, if there is any inconsistency between the terms of any part of this Tenancy Agreement with those of the Special Conditions, the terms of the Special Conditions shall prevail.